UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 27, 2005

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 27, 2005, our Czech license company CET 21 spol. s.r.o. (“CET 21”) entered into a revolving facility agreement for up to CZK 1.2 billion (approximately US$ 48.9 million) in aggregate principal amount (the “Facility”) with Ceska sporitelna, a.s. (“CS”), with borrowings permitted in CZK, Euro or US$. The security package for the Facility includes a guarantee by each of Ceska Produkcni 2000, a.s. (“CP 2000”) and MAG MEDIA 99, a.s., with the latter guarantee secured by a pledge of receivables of MAG MEDIA arising from a factoring agreement with Factoring Ceske sporitelny, a.s.

The Facility matures on October 31, 2009. Interest on loans under the Facility shall be calculated at the rate of PRIBOR, EURIBOR or LIBOR (depending on the currency borrowed) plus a margin of 1.95% per annum. The Facility contains customary representations, warranties, covenants and events of default. There are three financial covenants tests: maintenance of an interest cover ratio, an equity ratio and a ratio of EBITDA to sales.

On October 27, 2005, CET 21 and CP 2000 entered into an amended and restated loan agreement of an original facility dated March 24, 2003, for up to CZK 250 million (approximately US$ 10.2 million) in aggregate principal amount with CS (the “Amendment”). The substantive changes to the Amendment were an extension of the maturity date from October 31, 2005 to October 31, 2006 and a reduction in the interest rate from PRIBOR plus a margin of 1.85% per annum to PRIBOR plus 1.65%. The other amendments to the Amendment have brought it substantially in line with the terms governing the Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

On October 27, 2005, our Czech license company CET 21 spol. s.r.o. (“CET 21”) entered into a revolving facility agreement for up to CZK 1.2 billion (approximately US$ 48.9 million) in aggregate principal amount (the “Facility”) with Ceska sporitelna, a.s. (“CS”), with borrowings permitted in CZK, Euro or US$. The security package for the Facility includes a guarantee by each of Ceska Produkcni 2000, a.s. and MAG MEDIA 99, a.s., with the latter guarantee secured by a pledge of receivables of MAG MEDIA arising from a factoring agreement with Factoring Ceske sporitelny, a.s.

The purpose of the Facility is to refinance an existing obligation of CET 21 towards PPF Media B.V., arising under a mediation agreement dated December 19, 2003, as well as for general corporate purposes. CET 21 completed its first drawdown under the Facility on October 31, 2005 for CZK 800 million.

The Facility matures on October 31, 2009. Interest on loans under the Facility shall be calculated at the rate of PRIBOR, EURIBOR or LIBOR (depending on the currency borrowed) plus a margin of 1.95% per annum. The Facility contains customary representations, warranties, covenants and events of default. There are three financial covenants tests: maintenance of an interest cover ratio, an equity ratio and a ratio of EBITDA to sales.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: November 2, 2005	/s/ Wallace Macmillan
Wallace Macmillan
Vice President - Finance
(Principal Financial Officer and Accounting Officer)